EXHIBIT 21

                  SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

       Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name                                                           State/Country of
                                                                  Incorporation
Hanger Prosthetics & Orthotics, Inc.                                   Delaware
Southern Prosthetic Supply, Inc.                                        Georgia
DOBI-Symplex, Inc.                                                     Delaware
OPNET, Inc.                                                              Nevada
Hanger Europe, N.V.*                                                    Belgium

       The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.

Eugene Teufel & Son Orthotics & Prosthetics, Inc.                   Pennsylvania
HPO, Inc.                                                               Delaware

       The following are wholly-owned subsidiaries of HPO, Inc.

Advanced Orthopedic Technologies, Inc.                                    Nevada
Hanger Prosthetics & Orthotics Holdings, Inc.                           Delaware

       The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics Holdings, Inc.

Hanger Prosthetics & Orthotics West, Inc.                             California
Hanger Prosthetics & Orthotics East, Inc.                               Delaware

       The following is a wholly-owned subsidiary of Advanced Orthopedic Technologies, Inc.

Advanced Orthopedic Technologies (Clayton), Inc.                      New Jersey

       The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.

AD Craig Company                                                      California
Progressive Orthopedic                                                California

       The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics East, Inc.

E.A. Warnick-Pomeroy Co., Inc.                                      Pennsylvania
Frank J. Malone & Son, Inc.                                         Pennsylvania
Meadowbrook Orthopedics, Inc.                                           Michigan
Medical Arts O&P Services, Inc.                                        Wisconsin
Orthotic & Prosthetic Rehabilitation Technologies, Inc.                  Florida
University Orthotic & Prosthetic Consultants, Ltd.                  Pennsylvania

* Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.